As filed with the Securities and Exchange Commission on June 20, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Allied Defense Group, Inc.

(formerly Allied Research Corporation)

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2281015 (I.R.S. Employer Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia (Address of Registrant’s Principal Executive Offices)	22182 (Zip Code)

2001 EQUITY INCENTIVE PLAN

(Full title of the plan)

Name, address and telephone number of agent for service:

John G. Meyer, Jr.

Chief Executive Officer and President

The Allied Defense Group, Inc.

8000 Towers Crescent Drive

Suite 260 Vienna, Virginia 22182

(703) 847-5268

Please send copies of all communications to:

James E. Baker, Jr., Esq

Baxter, Baker, Sidle, Conn& Jones, P.A

120 E. Baltimore Street, Suite 2100

Baltimore, Maryland 21202-1643

(410) 385-8122

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock, par value $.10 per share	500,000 shares	$17.40	$8,700,000	$703.83

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act based on a price of $17.40 per share, the last sales price of the Common Stock of Registrant on June 9, 2003, as reported on the American Stock Exchange.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The contents of the Registrant’s Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission (File No. 333-63954) are hereby incorporated by reference. This Registration Statement registers additional securities of the same class as the securities registered by such prior registration statement, and the securities registered hereby will be issued pursuant to the 2001 Equity Incentive Plan referred to in such prior registration statement.

Item 8. Exhibits

See Exhibit Index immediately following the signature page.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on June 6, 2003.

THE ALLIED DEFENSE GROUP, INC.

By:	/s/ JOHN G. MEYER, JR.
John G. Meyer, Jr., Chief Executive Officer and President

By:	/s/ CHARLES A. HASPER
Charles A. Hasper, Chief Financial Officer and Principal Accounting Officer

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. H. BINFORD PEAY, III J. H. Binford Peay, III	Director	June 6, 2003

/s/ JOHN G. MEYER, JR. John G. Meyer, Jr.	Director	June 6, 2003

/s/ HARRY H. WARNER Harry H. Warner	Director	June 6, 2003

/s/ CLIFFORD C. CHRIST Clifford C. Christ	Director	June 6, 2003

/s/ J. R. SCULLEY J. R. Sculley	Director	June 6, 2003

/s/ RONALD H. GRIFFITH Ronald H. Griffith	Director	June 6, 2003

/s/ GILBERT F. DECKER Gilbert F. Decker	Director	June 6, 2003

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Allied Research Corporation 2001 Equity Incentive Plan (incorporated by reference from the Registrant’s Annual Proxy Statement for its June 6, 2001 Annual Meeting, File No.001-11376).

4.2	Amendment No. 1 to 2001 Equity Incentive Plan (incorporated by reference from the Registrant’s annual proxy statement for its June 6, 2002 Annual Meeting, File No. 001-11376).

4.3	Amendment No. 2 to 2001 Equity Incentive Plan (incorporated by reference from the Registrant’s annual proxy statement for its June 6, 2003 Annual Meeting, File No. 001-11376).

5	Opinion of Baxter, Baker, Sidle, Conn & Jones, P.A.

23.1	Consent of Baxter, Baker, Sidle, Conn & Jones, P.A. (contained in Exhibit 5).

23.2	Consent of Independent Certified Public Accountants.

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